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                       [PLANTE & MORAN, LLP LETTERHEAD]




                         Independent Auditors' Consent



We consent to the use in this Registration Statement of Wolverine Energy 1998-1999 Development Program on Form SB-2 of our report on the December 31, 1997 financial statements of Wolverine Energy, LLC, dated February 19, 1998, appearing in the Prospectus, which is part of this Registration Statement.


                                          Plante & Moran LLP


August 6, 1998